FORM OF
                         NEUBERGER BERMAN EQUITY FUNDS

                                    CLASS C
                      DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

The Series currently subject to this Agreement are as follows:

      Neuberger Berman Equity Income Fund
      Neuberger Berman Global Real Estate Fund
      Neuberger Berman International Large Cap Fund
      Neuberger Berman Large Cap Disciplined Growth Fund
      Neuberger Berman Select Equities Fund


Dated:  April 22, 2008